UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 30, 2020
Designer Brands Inc.
(Exact name of registrant as specified in its charter)

Ohio	001-32545	31-0746639
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 DSW Drive, Columbus, Ohio	43219
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (614) 237-7100

N/A
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Shares, without par value	DBI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 7.01 Regulation FD Disclosure.

On July 30, 2020, Designer Brands Inc. (the “Company”) announced additional actions to address the impact of the COVID-19 pandemic. Effective immediately, the Company is conducting an internal reorganization and reducing its workforce. The Company anticipates that the reorganization and reduction in workforce will impact over 1,000 associate positions in total, which represents approximately 8% of the Company’s North American associate positions. As part of the reduction in workforce, the Company will be eliminating approximately 380 corporate office associate positions (including approximately 140 vacant positions that will not be filled), representing approximately 22% of all North American corporate office associate positions. The reduction in workforce will also eliminate over 700 store associate positions (including approximately 80 vacant positions that will not be filled), representing approximately 7% of all store associate positions. The Company expects that over 550 store associates will be given the opportunity to remain with the Company in a different role within the new organizational structure or they may choose to accept severance.

The Company anticipates that these actions will result in a cost savings to the Company of approximately $40 million annually, net of planned reinvestments in the business (estimated on an annualized basis based on the pre-reduction compensation of the affected associates). The Company does not expect to incur material charges in connection with the reduction in workforce.

The Company is furnishing the information in this Item 7.01 to comply with Regulation FD. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. This Item 7.01 will not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by Regulation FD.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this Form 8-K constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and assumptions that involve risks and uncertainties and on information available to the Company as of the date hereof. The Company’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its latest Annual Report on Form 10-K and other filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “plans,” “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements in this Form 8-K include, without limitation, statements regarding the results or effectiveness of the internal reorganization and reduction in workforce, including, but not limited to the cost savings associated therewith. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Designer Brands Inc.

		By:	/s/ Michelle C. Krall
Michelle C. Krall
Senior Vice President, General Counsel and Secretary

Date:	July 30, 2020